EXHIBIT 21.1

                 SUBSIDIARIES OF PINNACLE GLOBAL GROUP, INC.(1)

                                             STATE OF
SUBSIDIARY                                 ORGANIZATION           TRADE NAME
----------------------------------------   ------------    -------------------------
TEI, Inc.(2)
     Tanknology Environmental Services,      Delaware              TES, Inc.
       Inc.(3)..........................
     Tanknology/Engineered Systems,          Delaware      Engineered Systems, Inc.
       Inc.(3)..........................
     Tanknology Worldwide, Inc.(3)......     Delaware              TW, Inc.
     Tanknology of Illinois, Inc.(3)....     Delaware       Tanknology of Illinois,
                                                                     Inc.
     Energy Recovery Resources,              Delaware       James Waste Oil Service
       Inc.(3)..........................
Harris Webb & Garrison, Inc.(2).........      Texas
Pinnacle Management & Trust                   Texas
  Company(2)............................
Spires G.P. Combination Corp.(2)........      Texas
     Spires Financial G.P., Inc.(3).....      Texas
     Capital Financial Partner,              Delaware
       Inc.(3)..........................
     Spires Financial Partners,              Delaware
       Inc.(3)(4).......................
Spires L.P. Combination Corp.(2)........      Texas
     Spires Financial Funding,               Delaware
       L.P.(3)(5).......................
     Spires Financial, L.P.(3)(6).......     Delaware

------------

(1) List of subsidiaries as of the closing of the Transactions.

(2) Represents a first-tier subsidiary.

(3) Represents a second-tier subsidiary.

(4) The sole general partner of Spires Financial Funding, L.P.

(5) The partnership interests are owned 84.3% by Spires Financial Partners, Inc., the sole general partner, and 15.7% by Spires L.P. Combination Corp.

(6) The partnership interests are owned 1.0% by Spires Financial G.P., Inc., a general partner, 0.1% by Capital Financial Partner, Inc., a general partner, 24.9% by Spires Financial Funding, L.P., and 74.0% by Spires L.P. Combination Corp.